UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2024 (April 25, 2024)

ISUN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37707	47-2150172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Avenue D, Suite 10, Williston, Vermont 05495
(Address of Principal Executive Offices) (Zip Code)
(802) 658-3378
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ISUN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation

In connection with the rescission of the Reverse Split described in Item 8.01 of this Current Report, iSun, Inc. (the “Company”) filed the Company’s Fifth Amended and Restated Certificate of Incorporation with the Delaware Department of State, Division of Corporations on April 25, 2024 (the “Amended Charter”) and the Amended Charter became effective on that date.

Item 8.01 Other Information.

Rescission of Reverse Split

On April 25, 2024 the Board of Directors of the Company elected to rescind the reverse split (the “Reverse Split”) described in the Company’s Current Report on Form 8-K, filed on April 24, 2024, which was anticipated to become effective on April 26, 2024. The Company has taken the necessary actions to rescind the Reverse Split before it became effective.

Press Release Announcing Rescission of Reverse Split

On April 25, 2024, the Company issued a press release announcing rescission of the Reverse Split. A copy of such press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Fifth Amended & Restated Certificate of Incorporation of iSun, Inc.
99.1	Press Release of iSun, Inc. dated April 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2024

iSun, Inc.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	Chief Executive Officer